Exhibit 10.2

August 23, 2023

Dear recipient:

Reference is made herein to that certain Restructuring Support Agreement, dated as of August 23, 2023, by and among Mallinckrodt plc and its subsidiaries party thereto (the “Company”), the Opioid MDT II, and certain holders of the Company’s first lien and second lien indebtedness (the “RSA”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the RSA.

This letter agreement is made between the undersigned, solely in its capacity as a beneficial owner of ordinary shares of Mallinckrodt plc (the “Shareholder”), and Mallinckrodt plc to memorialize certain agreements between them regarding the Restructuring.

(a)	Shareholder General Covenants. During the Support Period, the Shareholder agrees with Mallinckrodt plc, solely in its capacity as the Shareholder and solely as long as it remains the legal owner, beneficial owner, and/or investment advisor or manager of or with power and/or authority to bind any ordinary shares of Mallinckrodt plc (the “Shares”), that it shall use commercially reasonable efforts:

i.	to support, and not object to or otherwise oppose, and not interfere with (or instruct or encourage any other Person to interfere with), the Plan and the Restructuring;

ii.	to support, and not object to or otherwise oppose, and not interfere with (or instruct or encourage any other Person to interfere with), (A) the petition to be presented by the directors of the Parent or any other Company Entity before the High Court of Ireland for appointment of the Irish Examiner to the Parent or any other Company Entity for the purposes of or in connection with the implementation of the Restructuring, and/or (B) any ancillary applications brought before the High Court of Ireland relating to such petition, including for the appointment of the Irish Examiner to the Parent or any other Company Entity on an interim basis pending the hearing of the petition and/or the appointment of the Irish Examiner to any Company Entity as a “related company” (within the meaning of Section 2(10) of the Companies Act 2014 of Ireland);

iii.	to take all actions as may be reasonably necessary and appropriate or reasonably requested by the Company to support, implement, and consummate the Restructuring and to otherwise carry out the purposes and intent of the RSA in accordance with and subject to the Definitive Documents, including (as applicable) in connection with exercising any powers or rights available to it (including in any process requiring voting or approval to which they are legally entitled to participate), in each case (X) in favor of any matter requiring approval to the extent necessary to implement the Restructuring, (Y) against any Alternative Transaction, and (Z) in any other circumstances in which the Company reasonably requests cooperation in furtherance of the Restructuring;

iv.	not to file any pleading motion, petition, declaration, supporting exhibit or Definitive Document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that is materially inconsistent with the RSA or other Definitive Documents;

v.	not to object to, impede, or take (or direct or encourage any agents, any official or unofficial committee, or any other Person to object to, impede, or take) any action that unreasonably interferes with or postpones the acceptance, consummation, or implementation of the RSA, the Plan, and any other applicable Definitive Documents; and

vi.	not to object to the allowance and payment by the Debtors of the documented fees and expenses of the Debtors’ professionals in the Chapter 11 Cases, on grounds other than reasonableness.

(b)	Voting Covenant. Without limiting the foregoing, during the Support Period, the Shareholder agrees with Mallinckrodt plc, solely in its capacity as the Shareholder and solely as long as it remains the legal owner, beneficial owner, and/or investment advisor or manager of or with power and/or authority to bind, and/or direct the exercise of rights in respect of, the Shares, that it shall, (i) at any annual or extraordinary general meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, (ii) in connection with any action proposed to be taken by written consent of the shareholders of the Company, and (iii) in any other matter permitted by law, in each of the foregoing cases, to the fullest extent that the Shareholder’s Shares are entitled to vote or consent thereon, be present (in person or by proxy) at each such meeting in respect of all of its Shares and vote (or cause to be voted) all of its Shares at such meeting, or where action is proposed to be taken by written consent of the shareholders of the Company, deliver (or cause to be delivered) a written consent with respect to all of its Shares, in each of the foregoing cases: (A) in favor of any matter requiring approval to the extent necessary to implement the Restructuring, (B) against any Alternative Transaction, (C) in favor of any proposal to adjourn or postpone any annual or extraordinary general meeting of the shareholders of the Company to a later date if there are not sufficient votes to approve any matter in connection with the Restructuring, (D) against any resolution to change any constitutional documents of Mallinckrodt plc or the composition of the board of directors of Mallinckrodt plc (or any other resolution directly or indirectly having such effect) not recommended by the board of directors of Mallinckrodt plc, and in favor of any resolution recommended by the board of directors of Mallinckrodt plc to re-elect any member of the board of directors of Mallinckrodt plc serving as at the date of this letter agreement (provided that the foregoing shall not obligate the Shareholder to vote in favor of any resolution to change any constitutional documents of Mallinckrodt plc or that directly or indirectly has such effect), and (E) in any other circumstances in which the Company reasonably requests cooperation in furtherance of the Restructuring (the “Voting Covenant”). In furtherance of and without limiting the Voting Covenant, the Shareholder shall vote or provide its written consent (as applicable) in accordance with the Voting Covenant and provide the Company with evidence of having so voted or consented, in each case no later than the earlier of ten (10) days before the deadline for any applicable vote or consent and two (2) days after being so requested by the Company.

(c)	Representation of Shareholdings. The Shareholder represents and warrants that (i) it is the beneficial owner of (or investment manager, advisor, or subadvisor to one or more beneficial owners of) the number of Shares set forth beside its name on its signature page hereto (or below its name on the signature page of a Joinder Agreement for any Permitted Transferee of the Shareholder), (ii) it has, with respect to the beneficial owners of such Shares (as may be set forth on a schedule to the Shareholder’s signature page hereto), (A) sole investment or voting discretion (including any such discretion delegated to its investment advisor) with respect to such Shares, (B) full power and authority to vote on and consent to matters concerning such Shares, and (C) full power and authority to bind or act on the behalf of, such beneficial owners, and (iii) such Shares are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition or encumbrance of any kind, that would prevent in any way the Shareholder’s performance of its obligations contained in this letter agreement at the time such obligations are required to be performed.

(d)	Company Covenant. Mallinckrodt plc shall not propose, support, make, or provide any payment or consideration (of any kind) in respect of its ordinary shares either (i) under the Plan, unless such payment or consideration is to be distributed pro rata to all holders of its ordinary shares, or (ii) in resolution of any certified or putative class action, unless such payment or consideration is to be distributed pursuant to a judgment or settlement to members of such certified or putative class.

(e)	Releases. The Shareholder further agrees to be bound as a releasing party as of the Plan Effective Date with respect to its Shares under any third party releases to be included in the Plan, subject to the inclusion of the following carve out to such releases (or substantially similar language) (the “Release Carve Out”):

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE ANY CLAIM OR CAUSE OF ACTION OF ANY SUPPORTING PARTY, SOLELY IN ITS CAPACITY AS A HOLDER OF EXISTING EQUITY INTERESTS, AGAINST ANY DIRECTOR OR OFFICER OF MALLINCKRODT PLC TO THE EXTENT (BUT SOLELY TO THE EXTENT) NECESSARY TO PERMIT SUCH SUPPORTING PARTY, SOLELY IN ITS CAPACITY AS A HOLDER OF EXISTING EQUITY INTERESTS, (A) TO OPT INTO (OR NOT OPT OUT OF) ANY SETTLEMENT OF SHAREHOLDER CLASS-ACTION LITIGATION AGAINST SUCH DIRECTOR OR OFFICER, PROVIDED, FOR THE AVOIDANCE OF DOUBT, NO SUPPORTING PARTY SHALL INSTITUTE, PROSECUTE, OR VOLUNTARILY ADVANCE OR CARRY ON ANY SUCH LITIGATION FOR ITSELF OR ON BEHALF OF ANY CERTIFIED OR PUTATIVE CLASS OR OTHERWISE, OR OBJECT TO ANY SETTLEMENT OF ANY APPLICABLE CLASS ACTION LITIGATION, AND IF A SUPPORTING PARTY ENGAGES IN SUCH CONDUCT, THE UNDERLYING CLAIM OR CAUSE OF ACTION SHALL BE DEEMED RELEASED; OR (B) IF ANY OTHER HOLDER OF EXISTING EQUITY INTERESTS (AN “OTHER SHAREHOLDER”) RECEIVES A PAYMENT IN EXCESS OF $1,000,000, OR IF ANY OTHER SHAREHOLDERS RECEIVE PAYMENTS AGGREGATING IN EXCESS OF $2,500,000, IN EACH CASE IN SETTLEMENT OF LITIGATION BROUGHT INDIVIDUALLY BY SUCH OTHER SHAREHOLDER(S) IN ITS (OR THEIR) CAPACITY AS A HOLDER (OR HOLDERS) OF EXISTING EQUITY INTERESTS (WHICH LITIGATION WAS NOT INSTITUTED, PROSECUTED, OR VOLUNTARILY ADVANCED OR CARRIED ON BY OR ON BEHALF OF THE SUPPORTING PARTY), TO PURSUE INDIVIDUAL CLAIMS AGAINST DIRECTORS OR OFFICERS OF MALLINCKRODT PLC, SOLELY IN ITS CAPACITY AS A HOLDER OF EXISTING EQUITY INTERESTS, THAT ARE OF THE SAME TYPE AND BASED ON CIRCUMSTANCES SIMILAR TO THOSE UNDERLYING THE CLAIMS BROUGHT BY SUCH OTHER SHAREHOLDER(S) THAT WERE SO SETTLED.

The Shareholder shall be included as a released party with respect to its Shares under any releases by the Company to be included in the Plan, subject to such releases being consistent with the RSA and otherwise reasonably acceptable to the Shareholder. Nothing shall preclude the Shareholder from participating in a recovery, payment, or other consideration of any kind (if any) provided to holders of Mallinckrodt plc’s ordinary shares (i) under the Plan or (ii) in a class action settlement or judgment to the extent permitted by the Release Carve Out.

(f)	Termination. This letter agreement shall terminate if the RSA is terminated automatically without any notice or action by any person as to the undersigned Shareholder or as to the Company, simultaneously with such termination of the RSA. Upon termination of this letter agreement, no party shall have any further obligations or liabilities under this letter agreement, provided that (i) the terms of sections (d), (e), and this section (f) and (ii) any liability of either party for failure to comply with the terms of this letter agreement shall survive such termination, provided, further, that the terms of sections (d) and (e) pertaining to class action litigation shall only survive in respect of any such litigation to the extent relating to events occurring before the date hereof.

(g)	Miscellaneous. Sections 4(c), 8, 9, 16, 17, 20, 21, 22, 24, 26, 28, and 29 of the RSA are hereby incorporated herein by reference mutatis mutandis, including without limitation the requirement that any transferee of the Shares must agree to be bound by this letter agreement (without limiting the foregoing, it being agreed that the transferee shall be deemed to make the representations set forth in clause (c) above upon such transfer) or the relevant transfer shall be null and void ab initio. The Shareholder represents and warrants that the signatory below is duly authorized to bind the Shareholder to this letter agreement.

(h)	Notices. Notices to the Shareholder shall be sent via email care of the Shareholder’s counsel, as set forth next to the Shareholder’s signature. Notices to the Company shall be sent via email care of Latham & Watkins LLP, Attention: George Davis (george.davis@lw.com), Anu Yerramalli (anu.yerramalli@lw.com), and Jason Gott (jason.gott@lw.com).

If the foregoing meets with your acceptance, please sign and date where indicated below.

Sincerely,

MALLINCKRODT PLC

By:
Title:

[Signature page to Bilateral Shareholder Support Agreement]

AGREED AND ACCEPTED:

[Fund Name]

By:
Title:
Date:

Attn:
Address:

Shares:

Notice to the Shareholder shall be sent to:

[Shareholder counsel]
Attn: [email]

[Signature page to Bilateral Shareholder Support Agreement]